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                                 WARRANT AGREEMENT


                                      between


                              PETER KIEWIT SONS', INC.


                                        and
                        __________________________________,
                                   Warrant Agent


            Warrants to Purchase Class D Diversified Group Convertible
               Exchangeable Common Stock, par value $.0625 per share


                                   _______, 1998



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
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                                  TABLE OF CONTENTS
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                                                                                 Page
                                                                                 ----
SECTION 1.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

SECTION 2.  Appointment of Warrant Agent . . . . . . . . . . . . . . . . . . . . . .5

SECTION 3.  Amount Issued; Distribution to Holders of Class C Stock. . . . . . . . .5

SECTION 4.  Form of Warrant Certificates . . . . . . . . . . . . . . . . . . . . . .6

SECTION 5.  Execution of Warrant Certificates. . . . . . . . . . . . . . . . . . . .7

SECTION 6.  Registration and Countersignature. . . . . . . . . . . . . . . . . . . .7

SECTION 7.  Registration of Transfers and Exchanges. . . . . . . . . . . . . . . . .8

SECTION 8.  Duration and Exercise of Warrants. . . . . . . . . . . . . . . . . . . .9

SECTION 9.  Exercise of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 10. Determination of Exercise Price; Obligation of the Company to
            Provide Exercise Price Certificates and Appraisals . . . . . . . . . . 12

SECTION 11. Cancellation of Warrants . . . . . . . . . . . . . . . . . . . . . . . 13

SECTION 12. Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

SECTION 13. Mutilated or Missing Warrant Certificates. . . . . . . . . . . . . . . 14

SECTION 14. Reservation of Shares. . . . . . . . . . . . . . . . . . . . . . . . . 14

SECTION 15. Obtaining of Governmental Approvals and Stock Exchange Listings;
            Prospectus Delivery. . . . . . . . . . . . . . . . . . . . . . . . . . 15

SECTION 16. Adjustment of Pricing Terms and Number of Shares Purchasable or
            Number of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . 15

SECTION 17. Fractional Warrants and Fractional Shares. . . . . . . . . . . . . . . 21

SECTION 18. Notices to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . 21

SECTION 19. Merger, Consolidation or Change of Name of Warrant Agent . . . . . . . 22

SECTION 20. Warrant Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

SECTION 21. Change of Warrant Agent. . . . . . . . . . . . . . . . . . . . . . . . 25

SECTION 22. Holder Not Deemed a Stockholder. . . . . . . . . . . . . . . . . . . . 26

SECTION 23. Delivery of Prospectus . . . . . . . . . . . . . . . . . . . . . . . . 26

SECTION 24. Notices to Company and Warrant Agent . . . . . . . . . . . . . . . . . 26

SECTION 25. Supplements and Amendments . . . . . . . . . . . . . . . . . . . . . . 27

SECTION 26. Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

SECTION 27. Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

SECTION 28. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

SECTION 29. Benefits of this Agreement . . . . . . . . . . . . . . . . . . . . . . 28


SECTION 30. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . 28

SECTION 31. Headings . .. . . . . . . . . . . . . . . . . . . . . . . . . . 28



SCHEDULE I    Investment Banks
EXHIBIT A          Form of Warrant
EXHIBIT B          Form of PKS Certificate
EXHIBIT C          Form of Private Exercise Price Certificate
EXHIBIT D          Form of Public Exercise Price Certificate

                                  WARRANT AGREEMENT

         This WARRANT AGREEMENT (the "Agreement") is dated as of _________, 1998, between PETER KIEWIT SONS', INC., a Delaware corporation (the "Company"), and ______________________, a _________________, as warrant agent (the "Warrant
Agent").

         WHEREAS, pursuant to that certain Separation Agreement (the
"Separation Agreement"), dated as of _________, 1997 between the Company and PKS Holdings, Inc., a Delaware corporation ("PKS"), the Company has agreed to (i) issue as a dividend (the "Distributing Dividend") to the holders of its Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $0.0625 per share ("Old Class C Stock"), on a pro rata basis, an aggregate of up to ____________ Warrants (the "Warrants"), each Warrant entitling the holder thereof to purchase one share (a "Share") of the Company's Class D Diversified Group Convertible Exchangeable Common Stock, par value $.0625 per share, which the Company will redesignate (the "Redesignation"), following the Class C Exchange (as defined below), as its Common Stock, par value $.01 per share (both before and after the Redesignation, the "Common Stock") and (ii) attach eight-tenths of one Warrant to each share of Class C Stock (as defined) outstanding on the date of such dividend;
WHEREAS, pursuant to the Separation Agreement and Article Fourth III(d)(1) of the Company's Restated Certificate of Incorporation, the Company shall, after the Distributing Dividend, exchange one share of common stock, par value $.01 per share, of PKS ("New Class C Stock") for each outstanding share of Old Class C Stock (the "Class C Exchange"); and

         WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of Warrants;

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION   DEFINITIONS.  Unless otherwise defined herein, the terms
defined in the introductory paragraph and the Recitals to this Agreement shall have the respective meanings specified therein, and the following terms shall have the meanings specified below:

         "Affiliate" shall have the meaning given to it in Rule 405 promulgated under the Securities Act.

         "Attached Transfer" shall mean the simultaneous transfer to the same transferee of a Warrant (or fraction thereof) and the share of Class C Stock to which such

    Warrant is attached; PROVIDED THAT such transfer of such share of Class C Stock is permitted by the Restated Certificate of Incorporation.

         "Base Discount" shall mean $25.00, subject to adjustment as provided in Section 16 hereof.

         "Base Price" shall mean $82.00 per share, subject to adjustment as provided in Section 16 hereof.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Warrant Agent maintains its office in accordance with Section 7(b) hereof or at a place of payment are authorized by law, regulation or executive order to remain closed.

         "Cashless Exercise Ratio" means a fraction, the numerator of which is the Fixed Dollar Discount used in calculating the Exercise Price in effect on the Exercise Date, and the denominator of which is the Trading Price used in calculating the Exercise Price in effect on the Exercise Date.

         "Change of Control" shall mean the occurrence of any of the following:
    (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than [ ]% of the total outstanding voting power of the Company; or (iv) the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors.

         "Class C Stock" shall mean (i) prior to the Class C Exchange, Old Class C Stock, and (ii) after the Class C Exchange, New Class C Stock.

         "Continuing Director" shall mean, as of any date of determination, any member of the board of directors of the Company who (i) was a member of such board of directors immediately following the consummation of the Class C Exchange or (ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

         "Current Trading Value" of any Publicly Traded security on a given date shall mean the arithmetic mean of the daily Mean Reported Prices of such security for each Business Day during the period commencing on the fourteenth Business Day preceding such date and ending on such date.

         "Effective Date" shall mean the date of the occurrence of the Distributing Dividend.

         "Exchange Act" shall mean the Securities Exchange Act of 1934.

         "Exercise Conditions" shall mean, with respect the exercise or transfer of a given Warrant (or fraction thereof), (i) the occurrence of an Exercise Event with respect to such Warrant, and (ii) the receipt by the Warrant Agent of the related documentation required by Section 7 or Section 9 hereof, as applicable.

         "Exercise Date" shall mean, for a given Warrant, the day on which such Warrant is exercised pursuant to Section 9 hereof.

         "Exercise Event" shall mean, with respect to a given Warrant (or fraction thereof), the occurrence of the earliest of: (i) the repurchase or redemption by the Company or PKS of the share of Class C Stock to which such Warrant is attached; (ii) the exchange of the share of Class C Stock to which such Warrant is attached into another class of securities of PKS intended to be issued primarily to persons leaving employment of PKS; (iii) April 15, 2006; and (iv) a Change of Control.

         "Exercise Price" shall mean, as of any given date, the Exercise Price set forth in the most recent Exercise Price Certificate delivered to, or prepared by, the Warrant Agent pursuant to Section 10 hereof prior to such date, subject to any adjustment required by Section 10(b) or Section 16 hereof.

         "Exercise Price Certificate" shall mean either a Private Exercise Price Certificate or a Public Exercise Price Certificate.

         "Fixed Dollar Discount" shall mean (i) in the event that the Trading Price is greater than or equal to the Base Price, the Base Discount; (ii) in the event that the Trading Price is less than the Base Price, an amount equal to the Base Discount minus the amount by which the Base Price exceeds the Trading Price; PROVIDED, HOWEVER, that in no event shall the Fixed Dollar Discount be less than the Minimum Discount.

         "Investment Bank" shall mean any investment bank listed on Schedule I hereto.

         "Mean Reported Price" shall mean on a given day with respect to any Publicly Traded security, the arithmetic mean between the highest reported asked price and the lowest reported bid price, in each case regular way, for such security, as reported on the Composite Quotation System, or, if such security is not reported on the Composite Quotation System, on the principal national securities exchange on which such security is listed or admitted to trading, or if such security is not listed or admitted to trading on any national securities exchange, reported by the Nasdaq National Market or Nasdaq SmallCap Market, as appropriate, or a similar organization if Nasdaq is no longer reporting such information.

         "Minimum Discount " shall mean $15.00, subject to adjustment as provided in Section 16 hereof.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Permitted Transfer" shall mean any transfer of a Warrant to the Company or any designee of the Company.

         "PKS Certificate" shall mean a duly completed and executed certificate of the PKS Stock Registrar, in the form of Exhibit B hereto.

         "Pricing Terms" shall mean the Base Discount, Base Price and Minimum Discount.

         "Private Exercise Period" shall mean the 20-day period commencing on the first day following the Warrant Agent's mailing to the registered holders of the Warrants of a Private Exercise Price Certificate.

         "Public Exercise Period" shall mean the period from and including the first Business Day of each calendar month, through and including the sixth day thereafter, except for the calendar month of April 2010, in which the Public Exercise Period shall end on April 15, 2010.

         "Publicly Traded" shall mean, with respect to any security, if such security is listed on a national securities exchange, or is traded on the Nasdaq National Market System or the Nasdaq SmallCap Market, and has been so listed or traded for at least 15 Business Days prior to the date in question.

         "Restricted Period Termination Date" shall mean, with respect to a given Warrant, the date on which the Exercise Conditions with respect to such Warrant have been satisfied.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Transfer Agent" shall mean the transfer agent for the Company's Common Stock.

         "Warrant Certificates" shall mean the certificates evidencing the Warrants, substantially in the form of Exhibit A hereto.

         Section 2 APPOINTMENT OF WARRANT AGENT. As of the Effective Date, the Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter in this Agreement set forth; and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

         Section 3.  AMOUNT ISSUED; DISTRIBUTION TO HOLDERS OF CLASS C STOCK.

         (a) Subject to the provisions of this Agreement, Warrants to purchase an aggregate of up to ___________ (__________) Shares shall be issued and delivered by the Company hereunder.

         (b) The Company shall issue Warrants to each holder of Old Class C Stock pursuant to the Distributing Dividend on a pro rata basis, and attach eight-tenths of a Warrant to each outstanding share of Old Class C Stock. Pursuant to the Separation Agreement, PKS shall, subject to certain conditions, conduct the Class C Exchange after the Distributing Dividend. Upon the occurrence of the Class C Exchange, a Warrant (or fraction thereof) attached to a share of Old Class C Stock shall, automatically, and without further action by or on behalf of the Company, PKS, the Warrant Agent or the holder of such Warrant, Old Class C Stock or New Class C Stock, attach to the share of New Class C Stock for which such share of Old Class C Stock was exchanged.

         (c) Except as described in Section 3(b), a Warrant (or fraction thereof) shall detach from the share of Class C Stock to which it is attached only upon the occurrence of the Exercise Condition with respect to such Warrant (or fraction thereof.

         (d) The Company shall only deliver Warrant Certificates representing Warrants after the occurrence of the Class C Exchange. As promptly as practicable following the Class C Exchange, the Company shall mail to each record holder of Old Class C Stock as of the effective date of Class C Exchange, appropriate documentation for such holder to use in surrendering to the Company the certificates which represented such holder's Old Class C Stock in exchange for (x) a certificate representing the number of shares of New Class C Stock to which such holder is entitled pursuant to the Class C Exchange and
    (y) certificates representing the Warrants attached to those shares of New Class C Stock. The Company shall mail, as promptly as practicable after the Class C Exchange, to each registered holder of Warrants who is not at that time a registered owner of New Class C Stock, at such holder's address appearing on the Warrant Registration, Warrant Certificates representing such holder's Warrants.

Section 4.  FORM OF WARRANT CERTIFICATES.

         (a) Warrant Certificates to be delivered pursuant to this Agreement shall be in registered form only. The Warrant Certificates and the forms of election to purchase Shares and of assignment shall be in substantially the form set forth in Exhibit A hereto together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Warrants, as evidenced by their execution of the Warrants.

         (b) After the Distributing Dividend and Class C Exchange, and prior to the occurrence of the Exercise Condition with respect to a given Warrant (or fraction thereof), any Warrant Certificate issued to represent such Warrant (or fraction thereof) shall contain the following legend (the "Attachment Legend"):

         THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE BEEN ATTACHED TO SHARES OF COMMON STOCK ("CLASS C STOCK") OF PKS HOLDINGS INC. ("PKS") REPRESENTED BY STOCK CERTIFICATE NO. ________. THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON EXERCISABILITY AND TRANSFER AS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF __________, 1998 BETWEEN THE COMPANY AND _____________, AS WARRANT AGENT. PRIOR TO THE OCCURRENCE OF THE RESTRICTED PERIOD TERMINATION DATE (AS DEFINED IN THE WARRANT AGREEMENT) WITH RESPECT TO EACH WARRANT REPRESENTED HEREBY, EXCEPT IN A TRANSFER TO THE COMPANY (OR DESIGNEE

         THEREOF), SUCH WARRANTS MAY ONLY BE TRANSFERRED AS PROVIDED IN THE WARRANT AGREEMENT.

         Section 5. EXECUTION OF WARRANT CERTIFICATES. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, a Vice President or its Treasurer and attested by its Secretary or Assistant Secretary, under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the current or any future Chairman of the Board, Chief Executive Officer, President, Vice President, Treasurer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, Vice President, Treasurer, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

         If any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

         Section 6. REGISTRATION AND COUNTERSIGNATURE. Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Certificates shall be numbered and shall be registered in a register (the "Warrant Register") to be maintained by the Warrant Agent.


         The Warrant Agent's countersignature on all Warrant Certificates shall be in substantially the form set forth in Exhibit A hereto.

         The Company and the Warrant Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise or transfer thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         Section 7.  REGISTRATION OF TRANSFERS AND EXCHANGES

         (a) No Warrant may be transferred prior to the Class C Exchange. Following the Class C Exchange and prior to the occurrence of the Restricted Period Termination Date for a given Warrant (or fraction thereof), the Warrant Agent shall not register any transfer of the Warrant Certificate representing such Warrant (or fraction thereof), except an Attached Transfer or a Permitted Transfer. Any transfer of a Warrant prior to such date, except an Attached Transfer or a Permitted Transfer, shall be void and of no effect. For purposes of this Agreement, neither the Class C Exchange nor the attachment of Warrants (or fractions thereof) to New Class C Stock upon the occurrence of the Class C Exchange shall be considered a transfer of Warrants.

         Following the occurrence of the Class C Exchange and the Restricted Period Termination Date for a given Warrant, and until the Close of Business on the Expiration Date (as defined), the Warrant Agent shall from time to time register the transfer of the Warrant Certificate representing such Warrant in the Warrant Register, upon surrender of such Warrant Certificate, duly endorsed, with the assignment form on the reverse thereof duly completed and duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (a) a bank or trust company, (b) a broker or dealer that is a member of the NASD, (c) a member of a national securities exchange, (d) by an "eligible guarantor institution" as defined under Rule 17Ad-15 promulgated under the Exchange Act or (e) PKS (in the case of a transferor who is a holder of Class C Stock), and, if required by the terms of such assignment form, accompanied by a duly completed and executed PKS Certificate.

         In the event of an Attached Transfer or a Permitted Transfer of a Warrant following the Class C Exchange and prior to the Restricted Period Termination Date of such Warrant, the Warrant Agent shall register such Attached Transfer or Permitted Transfer of the Warrant Certificate representing such Warrant in the Warrant Register, upon surrender of such Warrant Certificate, duly endorsed, with the assignment form on the reverse thereof duly completed and duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed as provided in the preceding paragraph, and, if required by the terms of such assignment form, accompanied by a duly completed and executed PKS Certificate.

         Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee.


         (b) Warrant Certificates may be exchanged at the option of the holder or holders thereof, when surrendered to the Warrant Agent at its offices or agency maintained in New York, New York (or at such other offices or agencies as may be designated by the Agent) for the purpose of exchanging, transferring and exercising Warrants (a "Warrant Agent Office"), or at the offices of any successor Warrant Agent as provided in Section 21 hereof, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants; provided, however, that prior to the Restricted Period Termination Date with respect to a given Warrant (or fraction thereof), the Warrant Certificate representing such Warrant may only be exchanged pursuant to this Section 7(b) if both (i) such exchange is simultaneous with the exchange of the share certificate representing the share of Class C Stock to which such Warrant (or fraction thereof) is attached, and (ii) such Warrant Certificate is accompanied by a duly completed and executed PKS Certificate.

         (c) The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 6 and of this Section 7, and deliver the new Warrant Certificates required pursuant to the provisions of this Section, and for the purpose of any distribution of Warrant Certificates contemplated by Section 13.

          Section 8.  DURATION; EXERCISE CONDITIONS

          (a) The Warrants shall expire at 5:00 p.m. New York City Time (the "Close of Business") on (i) October 15, 1998 (or such later date as may be determined by the Board of Directors of the Company), if the Class C Exchange has not occurred on or prior to such date or (ii) April 15, 2010, if the Class C Exchange occurred on or prior to October 15, 1998 (or such date after October 15, 1998 as may be determined by the Board of Directors of the Company) (such date of expiration being herein referred to as the "Expiration Date"). After the Close of Business on the Expiration Date, no Warrant may be exercised and the Warrants will be void and of no value. No Warrant may be exercised except as set forth in paragraphs (b) and (c) below.

         (b) In the event that the Common Stock is not Publicly Traded, each Warrant for which the Exercise Conditions have been met may be exercised on any Business Day during any Private Exercise Period following December 31, 1999.

         (c) In the event that the Common Stock is Publicly Traded, each Warrant for which the Exercise Conditions have been met may be exercised on any Business Day during any Public Exercise Period following such period of at least 90 but less than 180 days after the date on which the Common Stock first becomes Publicly Traded, as the Company may determine if so requested by an underwriter of Common Stock in connection with an initial public underwritten offering thereof.

         Section 9.  EXERCISE OF WARRANTS.

         (a) Subject to the provisions of this Agreement, including Section 16, each Warrant shall entitle the holder thereof to purchase from the Company (and the Company shall issue and sell to such holder of a Warrant) one fully paid and nonassessable share of Common Stock at a price equal to the Exercise Price then in effect, as adjusted pursuant to
    Section 16 hereof.

         (b) A Warrant may be exercised upon (i) surrender to the Warrant Agent at a Warrant Agent Office of the Warrant Certificate evidencing such Warrant, with the form of election to purchase on the reverse thereof duly completed, and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the NASD, by a member of a national securities exchange or by PKS (in the case of a holder who is a holder of Class C Stock), and, if required by the terms of such form of election, accompanied by a PKS Certificate, and (ii) payment to the Warrant Agent for the account of the Company, of the Exercise Price in effect on the Exercise Date for the number of Shares in respect of which such Warrants are being exercised.

         (c) Such payment shall be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose, (ii) without the payment of cash, by delivering share certificates, duly endorsed for transfer, representing such number of shares of Common Stock as shall equal
    (a) the amount of such payment divided by (b) the Trading Price used in calculating the Exercise Price in effect on the Exercise Date or (iii) without the payment of cash, by reducing the number of Shares that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares upon the exercise of such Warrant equal to the product of (a) the number of Shares issuable as of the Exercise Date upon the exercise of such Warrant (if payment of the Exercise Price were being made in cash) and (b) the Cashless Exercise
    Ratio. An exercise of a Warrant in accordance with clause (ii) of the preceding sentence is herein referred to as a "Share Exercise" and an exercise of a Warrant in accordance with clause (iii) of such sentence is herein referred to as a "Cashless Exercise." Upon surrender of a Warrant Certificate representing more or less than one Warrant in connection with the holder's option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to a surrender of a Warrant Certificate pursuant to a Share Exercise or a Cashless Exercise for less than the full number of Warrants represented thereby.

         (d) Upon such surrender of a Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall requisition from the Transfer Agent for issuance and delivery to or upon the written order of the registered holder of such Warrant Certificate and in such name or names as such registered holder may designate, a certificate or certificates for the Share or Shares issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the date of such surrender of such Warrant Certificate duly executed and payment of the Exercise Price.
     Subject to the terms of this Agreement, Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for a portion of the number of Warrants specified in the Warrant Certificate. If less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the Expiration Date, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the required new Warrant Certificate or Certificates pursuant to the provisions of Section 8 and this Section 9.

         (e) The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay or deliver to the Company all moneys and other consideration received by it on the purchase of Shares through the exercise of Warrants.

         Section 10. DETERMINATION OF EXERCISE PRICE; OBLIGATION OF THE COMPANY TO PROVIDE EXERCISE PRICE CERTIFICATES AND APPRAISALS

         (a) The Exercise Price, Trading Price and Fixed Dollar Discount used for any purpose, including with respect to the exercise of a Warrant, shall be as set forth in the most recent Exercise Price Certificate, and shall in any case be as adjusted pursuant to Section 16 hereof.

         (b) The "Exercise Price" for a Warrant set forth in each Exercise Price Certificate shall be equal to (i) the Trading Price set forth in such Exercise Price Certificate, minus (ii) the Fixed Dollar Discount with respect to such Trading Price, subject to adjustment as set forth in
    Section 16 hereof; provided, however, that in no event shall such Exercise Price be less than $.01.

         (c) If, at the end of any fiscal year of Company beginning with the fiscal year ended December __, 1999, the Common Stock is not Publicly Traded, the Company shall, no earlier than the January 15 nor later than February 28 immediately following the end of such fiscal year, provide to the Warrant Agent a certificate (the "Private Exercise Price Certificate") in the form of Exhibit C hereto, signed by two officers of the Company, setting forth the Exercise Price, Trading Price and Fixed Dollar Discount as of the end of such fiscal year, calculated in each case pursuant to this Section 10(c). In addition, if a Change of Control occurs when the Common Stock is not Publicly Traded, the Company shall within ___ days following such Change of Control, provide to the Warrant Agent a Private Exercise Price Certificate, signed by two officers of the Company.

         The "Trading Price" set forth in such Private Exercise Price Certificate shall be the Appraised Value set forth in the most recent Appraisal (as defined) delivered to the Company and approved by the Board of Directors.

         If, at the end of any fiscal year of the Company, beginning with the fiscal year ended December __, 1999, the Common Stock is not Publicly Traded, the Company shall cause to be prepared and delivered to the Board of Directors, and approved by the Board of Directors, prior to the February 28 immediately following the end of such fiscal year, an appraisal (an "Appraisal") of the per share value of the Common Stock as of the last day of such fiscal year by an Investment Bank selected by the Board of Directors. If a Change of Control occurs when the Common Stock is not Publicly Traded, the Company shall cause to be prepared and delivered to the Board of Directors and approved by the Board of Directors, within ____ days following such Change of Control, an Appraisal of the per share value of the Common

    Stock as of the date of such Change of Control. Such Investment Bank shall determine the per share value of the Common Stock as if the Common Stock was Publicly Traded and shall submit such per share value to the Board of Directors for its approval. The value per share of the Common Stock as set forth in the Appraisal and approved by the Board of Directors shall be the "Appraised Value."

         As promptly as practicable following its receipt of any Private Exercise Period, the Warrant Agent shall cause to be given to each of the registered holders of the Warrants at such holder's address appearing on the Warrant Registrar a copy of such Private Exercise Price Certificate by first class mail, postage prepaid.

         (d) During any period in which the Common Stock is Publicly Traded, the Company shall, on the last Business Day of each calendar month, provide to the Warrant Agent a certificate (the "Public Exercise Price Certificate") in the form of Exhibit D hereto, signed by two officers of the Company, setting forth the Exercise Price, Trading Price and Fixed Dollar Discount as of the Close of Business on such Business Day calculated in each case pursuant to this Section 10(d).

         The "Trading Price" set forth in such Public Exercise Price Certificate shall be equal to the Current Trading Value of one share of Common Stock as of the Close of Business on the last Business Day of the prior calendar month. Notwithstanding anything herein to the contrary, if, during any period being used to calculate such Current Trading Value (the "Calculation Period"), any event has occurred to cause the number of Shares issuable upon the exercise of any Warrant, the Exercise Price and/or the Pricing Terms to be adjusted pursuant to Section 16 hereof (an "Adjustment Event"), the Company shall in good faith determine such Current Trading Value so as to give pro forma effect to the Adjustment Event immediately prior to the Calculation Period.

         The Warrant Agent shall provide any registered holder of Warrants with a copy of any Public Exercise Price Certificate upon written request.

         (e) All calculations and determinations required to be made by the Company pursuant to this Section 10 shall be made by the Company in good faith. All such calculations and determinations shall be conclusive unless otherwise specifically provided hereby.

         Section 11. CANCELLATION OF WARRANTS. If the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates representing such Warrants shall thereupon be delivered to the Warrant Agent and be canceled by it and retired. The
Warrant Agent shall cancel all Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Such canceled
Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

         Section 12. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of the Shares upon the exercise of Warrants; PROVIDED, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         Section 13. MUTILATED OR MISSING WARRANT CERTIFICATES. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

         Section 14. RESERVATION OF SHARES. For the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the Company shall at all times through the Close of Business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury shares of Common Stock, the number of Shares deliverable upon the exercise of all outstanding Warrants, and the Transfer Agent is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with such Transfer Agent and with every transfer agent for any shares of the Company's capital stock issuable upon the exercise of Warrants pursuant to Section 16. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Warrants, and the Company will supply such Transfer Agent with duly executed stock certificates for such purpose.

         Before taking any action that would cause an adjustment pursuant to
Section 16 that would result in a reduction of the Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Exercise Price as so adjusted.

         The Company covenants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof.

         Section 15. OBTAINING OF GOVERNMENTAL APPROVALS AND STOCK EXCHANGE LISTINGS; PROSPECTUS DELIVERY. So long as any Warrants remain outstanding, the Company will take all necessary action (a) to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make filings under federal and state securities acts and laws, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the Shares issued upon exercise of Warrants, and (b) if the Common Stock is Publicly Traded, to have the Shares, immediately upon their issuance upon exercise of Warrants, listed on each national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market on which the Common Stock is then listed or traded. So long as any unexpired Warrants remain outstanding and if required in order to comply with the Securities Act or state securities laws, the Company agrees that it will file such post-effective amendments to the registration statement filed pursuant to the Securities Act with respect to the Warrants (or such other registration statements or post-effective amendments or supplements) as may be necessary to permit the Company to deliver to each person exercising a Warrant a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act and otherwise complying therewith, and, if required in order to comply with the Securities Act or state securities laws, will deliver such a prospectus to each such person.

         Section 16. ADJUSTMENT OF PRICING TERMS AND NUMBER OF SHARES PURCHASABLE OR NUMBER OF WARRANTS. The Pricing Terms, the number of Shares purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 16; PROVIDED, HOWEVER, that no such adjustments shall be made as a result of the Distributing Dividend or the Class C Exchange.

         (a) If the Company shall (i) pay a dividend on any of its shares of capital stock (including Common Stock) in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled upon exercise to receive the kind and number of Shares or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph
    (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         (b) If the Company shall issue rights, options or warrants to all holders of its outstanding Common Stock (other than pursuant to the Rights Agreement dated _________, 1997 between the Company and ____________________, as Rights Agent, or any successor or similar agreement), without payment of additional consideration by such holders, entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share that is lower than the Trading Price as set forth in the last Exercise Price Certificate delivered to, or prepared by, the Warrant Agent prior to the record date mentioned below, the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which (i) the numerator shall be the number of [shares of Common Stock outstanding] on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and (ii) the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the price per share of Common Stock equal to the Trading Price as set forth in the last Exercise Price Certificate delivered to, or prepared by, the Warrant Agent prior to such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately on the date of issuance retroactive to the record date for the determination of stockholders entitled to receive such rights, options or warrants.

         (c) If the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be (i) the Trading Price as set forth in the last Exercise Price Certificate delivered to, or prepared by, the Warrant Agent prior to such distribution, and of which the denominator shall be (ii) such Trading Price, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a resolution filed with the Warrant Agent) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants or convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

         (d) In the event of any capital reorganization or any reclassification of the Common Stock (except as provided in paragraphs
    (a) through (c) above or paragraph (l) below), any holder of Warrants upon exercise thereof shall be entitled to receive, in lieu of the Common Stock to which such holder would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company that such holder would have been entitled to receive at the same aggregate Exercise Price (as in effect immediately prior to such reorganization or reclassification) upon such reorganization or reclassification if such holder's Warrants had been exercised immediately prior thereto; and in any such case, appropriate provision (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a resolution filed with the Warrant Agent) shall be made for the application of this
    Section 16 with respect to the rights and interests thereafter of the holders of Warrants (including the allocation of the adjusted Exercise Price (and the components thereof) between or among shares of classes of capital stock), to the end that this Section 16 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of Warrants for any shares or securities or other property thereafter deliverable upon the exercise of Warrants.

         (e)  For the purposes of adjustments required by paragraphs (b) and
    (c) of this Section 16, the shares of Common Stock the holder of any rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of sale, issuance or distribution of such securities and the consideration, if any, received by the Company therefor shall be deemed to be the consideration received by the Company for such securities, plus the consideration or premiums stated in such security to be paid for the shares of Common Stock covered thereby.

         (f) Except for adjustments required by paragraph (l) hereof, no adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one-hundredth of a share, as the case may be.

         (g) Whenever the number of Shares purchasable upon the exercise of each Warrant is adjusted as herein provided (whether or not the Company then or thereafter elects to issue additional Warrants in substitution for an adjustment in the number of Shares as provided in paragraph (j)),
    (i) the Exercise Price, as in effect on the date such adjustment to the number of Shares purchasable upon exercise of the Warrants is made, shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction (the "Adjustment Fraction"), of which the numerator shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter; and (ii) the Pricing Terms used in all calculations of the Exercise Price set forth in Exercise Price Certificates delivered subsequent to such date of adjustment shall be adjusted by multiplying each such Pricing Term in effect immediately prior to such adjustment by the Adjustment Fraction.

         (h) For the purpose of this Section 16, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to paragraph (a) or (d) above, the holders of Warrants shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in paragraphs (a) through
    (g), inclusive, above, and the provisions of Sections 7, 9, 10, 12, 14 and 17, with respect to the Shares, shall apply on like terms to any such other shares.

         (i) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of shares by an amount in excess of the amount of the readjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

         (j) The Company may elect, on or after the date of any adjustment required by paragraphs (a) through (d) of this Section 16, to adjust the number of Warrants in substitution for an adjustment in the number of Shares purchasable upon the exercise of a Warrant. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of Shares as immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall notify the holders of Warrants in the same manner as provided in the first paragraph of
    Section 18, of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter. Upon each adjustment of the number of Warrants pursuant to this paragraph (k) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrants on such record date Warrant Certificates evidencing, subject to Section 17, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to be issued, executed and registered in the manner specified in Sections 6 and 7 (and which may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the notice.

         (k) Except as provided in paragraphs (a), (b) and (c) of this Section 16, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

         (l) In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that each holder of a Warrant shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which such holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Company shall mail by first-class mail, postage prepaid, to each registered holder of a Warrant, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 16. The provisions of this paragraph (l) shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

         (m) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

         Section 17.  FRACTIONAL WARRANTS AND FRACTIONAL SHARES.

         (a)  The Company may issue fractions of Warrants.

         (b) Notwithstanding an exercise of a fractional Warrant or any adjustment pursuant to Section 16 in the number of Shares purchasable upon the exercise of a Warrant, the Company shall not be required to issue fractions of Shares upon exercise of Warrants or to distribute certificates which evidence fractional Shares. In lieu of any fractional Share for which Warrants are exercised, there shall be paid to the registered holder of the related Warrant Certificate an amount in cash equal to the Trading Price then in effect multiplied by the fraction represented by such fractional Share.

         Section 18.  NOTICES TO HOLDERS.  Upon any adjustment pursuant to
Section 16, the Company within 20 calendar days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Company (who may be the regular auditors of the Company) setting forth the Exercise Price, Pricing Terms and either the number of Shares purchasable upon exercise of a Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment was made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 18.

If:

         (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock;

         (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into shares of Common Stock or any right to subscribe thereto;

         (c) there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a transaction described in Section 16(l)); or

         (d)  a Change of Control has occurred;

then the Company shall (i) cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register, by first-class mail, postage prepaid, and (ii) make a public announcement in a daily newspaper of general circulation in New York City and a daily newspaper of general circulation in Omaha, Nebraska of such event, such giving of notice and publication to be completed (x) in the case of clause (a) or (b) above, at least 10 calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, (y) in the case of clause (c) above, 20 calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up, or (z) in the case of clause (d) above, five calendar days after such Change of Control. Such notice shall specify such record date, the date of closing the transfer books or the date of the Change of Control, as the case may be. The failure to give the notice required by this Section 18 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

         Section 19. MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the shareholder services business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or my further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 21. If at the time such successor to the Warrant Agent shall succeed under this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         Section 20. WARRANT AGENT. The Company may appoint itself or any affiliate of the Company as Warrant Agent. In the event that the Company is not the Warrant Agent, the Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

         (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the certificates of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. Except as herein otherwise provided, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Warrant Certificates.

         (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company nor shall it at any time be under any duty or responsibility to any holder of a Warrant to make or cause to be made any adjustment in the Exercise Price, Pricing Terms or in the number of Shares issuable upon exercise of any Warrant (except as instructed by the Company), or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

         (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

         (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         (e) The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and reasonable counsel fees and expenses, for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement except as a result of its negligence or bad faith.

         (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs or expenses which may be incurred.
    All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

         (g) The Warrant Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though they were not the Warrant Agent under this Agreement, or a stockholder director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall be preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

         (i) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

         (j) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether the Shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Shares issuable upon exercise of any Warrant.

         (k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action reasonably taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

         Section 21. CHANGE OF WARRANT AGENT. If the Warrant Agent shall resign (such resignation to become effective not earlier than 60 days after the giving of written notice thereof to the Company and the registered holders of Warrant Certificates) or shall become incapable of acting as Warrant Agent or if the Board of Directors of the Company shall by resolution remove the Warrant Agent (such removal to become effective not earlier than 30 days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the registered holders of Warrant Certificates), the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate (in the case of incapacity), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 21 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

         Section 22. HOLDER NOT DEEMED A STOCKHOLDER. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

         Section 23. DELIVERY OF PROSPECTUS. If the Company is required under applicable federal or state securities laws to deliver a prospectus upon exercise of Warrants, the Company will furnish to the Warrant Agent sufficient copies of a prospectus, and the Warrant Agent agrees that upon the exercise of any Warrant Certificate by the holder thereof, the Warrant Agent will deliver to such holder, prior to or concurrently with the delivery of the certificate or certificates for the Shares issued upon such exercise, a copy of the prospectus.

         Section 24. NOTICES TO COMPANY AND WARRANT AGENT. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                        [Peter Kiewit Sons', Inc.]
                        _________________________
                        _________________________
                        Omaha, NE  __________
                        Attention:  Corporate Secretary

         If the Company shall fail to maintain such office or agency or shall fail to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Warrant Agent.

         Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                        [to come]

         The Warrant Agent maintains a Warrant Agent Office at
______________________________.

         Section 25.  SUPPLEMENTS AND AMENDMENTS.

         (a) The Company and the Warrant Agent may from time to time amend or supplement this Agreement or any Exercise Price Certificate without the approval of any holders of Warrant Certificates in order to cure any ambiguity, manifest error or other mistake in this Agreement or any Exercise Price Certificate, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the holders of the Warrants.

         (b)  In addition to the forgoing and except as set forth in paragraph
    (c) hereof, the Company and the Warrant Agent may amend or supplement this Agreement with the consent of the holders of at least two-thirds of the Warrants then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Warrants, but excluding all Warrants held by the Company or an Affiliate thereof).

         (c) Except as set forth in paragraph (a) above, without the consent of the holder of each Warrant then outstanding, the Company and the Warrant Agent may not amend or supplement this Agreement to (i) reduce the number of Warrants whose holders must consent to an amendment or supplement, (ii) reduce the number of shares to which a holder is entitled upon exercise of a Warrant, (iii) increase the Exercise Price a holder is required to pay to exercise a Warrant, (iv) make any changes in this Section 25.

         Section 26. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 27. TERMINATION. This Agreement shall terminate at the Close of Business on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised. The provisions of Section 20 shall survive such termination.

         Section 28. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of such State.

         Section 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

         Section 30. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         Section 31. HEADINGS. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed and delivered as of the day and year first above written.

                                  PETER KIEWIT SONS', INC.


                                  By:
                                     ------------------------------
                                      Name:
                                      Title:

ATTEST:

________________________               [WARRANT AGENT]

By:
   -----------------------
    Name:
    Title:


ATTEST:

________________________

                                                                      SCHEDULE I


                                   INVESTMENT BANKS

[To come]

                                                                       EXHIBIT A

                        [FORM OF FACE OF WARRANT CERTIFICATE]

[THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE BEEN ATTACHED TO SHARES OF COMMON STOCK ("CLASS C STOCK") OF PKS HOLDINGS INC. ("PKS") REPRESENTED BY STOCK CERTIFICATE NO. ________. THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON EXERCISABILITY AND TRANSFER AS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF __________, 1998 BETWEEN THE COMPANY AND _____________, AS WARRANT AGENT. PRIOR TO THE OCCURRENCE OF THE RESTRICTED PERIOD TERMINATION DATE (AS DEFINED IN THE WARRANT AGREEMENT) WITH RESPECT TO EACH WARRANT REPRESENTED HEREBY, EXCEPT IN A TRANSFER TO THE COMPANY (OR DESIGNEE THEREOF), SUCH WARRANTS MAY ONLY BE TRANSFERRED AS PROVIDED IN THE WARRANT AGREEMENT.](1)

                             VOID AFTER APRIL 15, 2010,
                     (OR SUCH EARLIER DATE AS SET FORTH HEREIN)

No. ___                                       Certificate for__________ Warrants

                             PETER KIEWIT SONS', INC.(2)

            WARRANTS TO PURCHASE CLASS D DIVERSIFIED GROUP CONVERTIBLE
                    EXCHANGEABLE COMMON STOCK, $.0625 PER SHARE

         This Warrant Certificate certifies that _____________________, or registered assigns, is the registered holder of the number of Warrants (the "Warrants") specified above. Subject to the terms and conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof, each Warrant initially entitles the registered holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement, one fully paid and nonassessable share of Class D Diversified Group Convertible Exchangeable Common Stock, par value $.0625 per share, of Peter Kiewit Sons', Inc., a Delaware corporation (the "Company"), after the occurrence of certain events and the Exercise Conditions with respect to such Warrant

---------------------------------

(1) To be included on all Warrant Certificates representing Warrants which are attached to shares of New Class C Stock. This legend will not be included on any Warrant Certificate representing Warrants for which the Exercise Condition has occurred.

(2) In the event that the name of the Company is changed or the Redesignation occurs, Warrant Certificates issued subsequent to such name change or the Redesignation shall be modified accordingly.

upon the presentation and surrender of this Warrant Certificate with the Election of Exercise Form on the reverse hereof duly executed, at the corporate office of ___________________, as Warrant Agent, or its successor (the "Warrant Agent"), and payment of the Exercise Price by the methods set forth in the Warrant Agreement.

         The Exercise Price and the number of Shares purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

         The Warrants shall expire at 5:00 p.m. New York City Time (the "Close of Business") on (i) October 15, 1998 (or such later date as may be determined by the Board of Directors of the Company), if the Class C Exchange has not occurred on or prior to such date or (ii) April 15, 2010, if the Class C Exchange occurred on or prior to October 15, 1998 (or such date after October 15, 1998 as may be determined by the Board of Directors of the Company) (such date of expiration being herein referred to as the "Expiration Date"). After the Close of Business on the Expiration Date, no Warrant may be exercised and the Warrants will be void and of no value.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.
This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officers, and the corporate seal hereunto affixed.

Dated:  ________________

                                  PETER KIEWIT SONS', INC.


[Corporate Seal of Peter               By:
Kiewit Sons', Inc.]                       -----------------------------
                                       Name:
                                       Title:

ATTEST:


By: _________________________

Countersigned:

[WARRANT AGENT],
AS WARRANT AGENT

By: _________________________

                      [FORM OF REVERSE OF WARRANT CERTIFICATE]

                              PETER KIEWIT SONS', INC.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issuance of Warrants, each entitling the registered holder thereof to purchase one share of Common Stock, issued pursuant to a Warrant Agreement, dated as of ________, 1998 (the "Warrant Agreement"), duly executed and delivered by the Company to ________________________, as Warrant Agent (the "Warrant Agent"). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be inspected at the Warrant Agent Office and is available upon written request addressed to the Company.
All terms used herein that are defined in the Warrant Agreement have the meanings assigned to them therein.

         As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, Warrants may be exercised to purchase Shares from the Company before the Close of Business on the Expiration Date, at the Exercise Price then in effect, subject to adjustment as described in the Warrant Agreement. The Exercise Price, as of any given date, is defined as the Trading Price of the Common Stock, minus a certain Fixed Dollar Discount, and is as set forth in the most recent Exercise Price Certificate prior to such date. The holder of the Warrants evidenced by this Warrant Certificate may exercise any such Warrants upon the presentation and surrender of this Warrant Certificate with the Election to Exercise Form (as set forth herein) duly executed, at the corporate office of the Warrant Agent, and payment of the Exercise Price. Such payment shall be made (i) in cash, (ii) by Share Exercise or (iii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Share Exercise shall be made without the payment of cash, by delivering share certificates, duly endorsed for transfer, representing such number of shares of Common Stock as shall equal (a) the amount of such payment divided by (b) the Trading Price used in calculating the Exercise Price in effect on the Exercise Date. Payment by Cashless Exercise shall be made without the payment of cash, by reducing the number of shares of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of Shares upon the exercise of such Warrant equal to the product of (1) the number of Shares issuable as of the Exercise Date upon the exercise of such Warrant (if payment of the Exercise Price were being made in cash) and (2) a fraction, the numerator of which is the Fixed Dollar Discount as of the Exercise Date and the denominator of which is the Trading Price as of the Exercise Date.

         As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, no Warrant may be exercised prior to the occurrence of both (i)the Exercise Conditions with respect to such Warrant, and
(ii) the earlier of (A) the first Private Exercise Period following December 31, 1999, and (B) the first Public Exercise Period following such period of at least 90 but less that 180 days after the date on which the Common Stock first becomes Publicly Traded, as the Company may determine if so requested by an underwriter of Common Stock in connection with an initial underwritten public offering thereof.

         The Exercise Conditions will be deemed to have been met upon both (i) the delivery to the Warrant Agent of the related documentation required the Warrant Agreement, and (ii) the occurrence, with respect to a given Warrant (or fraction thereof) of the earlier of: (A) the repurchase or redemption by PKS of the share of Class C Stock to which such Warrant is attached; (B) the exchange of the share of Class C Stock to which such Warrant is attached into another class of securities of PKS intended to be issued primarily to persons leaving employment of PKS; (C) April 15, 2006; and (D) the receipt by the Warrant Agent of the notice from the Company required by the Warrant Agreement that a Change of Control has occurred.

         In the event that upon any exercise of Warrants evidenced hereby the number of Warrants actually exercised shall be less than the total number of Warrants which this Warrant Certificate represents, there shall be issued to the holder hereof, or such holder's assignee, a new Warrant Certificate evidencing the Warrants not so exercised. After the Close of Business on the Expiration Date, unexercised Warrants shall become wholly void and of no value.

         The Company shall not be required to issue fractions of Shares or any certificates that evidence fractional Shares. In lieu of any fractional Share for which Warrants are exercised, there shall be paid to the registered holder of the related Warrant Certificate an amount in cash equal to the Trading Price then in effect multiplied by the fraction represented by such fractional Share.

         Warrant Certificates, when surrendered at the Warrant Agent Office by the registered holder thereof in person or by a legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a like number of Warrants.

         Upon due presentment for registration of under of this Warrant Certificate at the Warrant Agent Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge, except for any tax or other governmental charge imposed in connection therewith.

         The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise of the Warrants evidenced hereby and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                                ELECTION TO EXERCISE

                   (TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

         The undersigned hereby irrevocably elects to exercise __________ Warrants represented by this Warrant Certificate, granting the right to purchase
               Shares.

         The undersigned herewith makes payment in full for such Shares at a price per share provided on this Warrant Certificate and in the Warrant Agreement in the following manner (please check the type or types of payment and indicate the portion of the aggregate payment and indicate the portion of the aggregate payment to be paid by each type of payment):

    / / exercise _________ Warrants to purchase ___________ Shares for cash by payment of $____________.

    / / exercise _________ Warrants to purchase ____________ Shares through a Share Exercise.

    / / exercise _________ Warrants to purchase ___________ Shares through a Cashless Exercise.

         The undersigned hereby represents that the Exercise Event with respect to the Warrants to be exercised hereby has been satisfied in the manner set forth below:

    / / The ________ shares of Class C Stock to which such Warrants were attached have been repurchased or redeemed by PKS (attach PKS Certificate).

    / / The ________ shares of Class C Stock to which such Warrants were attached have been exchanged into another class of securities of PKS intended to be issued primarily to persons leaving employment of PKS (attach PKS Certificate).

    / /  The exercise contemplated hereby is to occur after April 15, 2006.

    / /  A Change of Control has occurred.

    / / The Exercise Condition with respect to the Warrants represented hereby was met when such Warrants were held by a prior holder, and this Warrant Certificate does not contain the Attachment Legend.

         The undersigned requests that a certificate representing the Shares be registered and delivered as follows:


                                       ----------------------------------------
                                                           NAME

                                       ----------------------------------------
                                                          ADDRESS

                                       ----------------------------------------
                                            DELIVERY ADDRESS (IF DIFFERENT)

         If such number of Warrants exercised hereby is less than the aggregate number of Warrants exercisable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Warrants shall be registered and delivered as follows:


                                       ----------------------------------------
                                                           NAME

                                       ----------------------------------------
                                                          ADDRESS

                                       ----------------------------------------
                                            DELIVERY ADDRESS (IF DIFFERENT)


-------------------------------        ----------------------------------------
SOCIAL SECURITY OR OTHER                                     SIGNATURE
TAXPAYER IDENTIFICATION NUMBER
OF HOLDER

                                       NOTE:  THE ABOVE SIGNATURE MUST
                                       CORRESPOND WITH THE NAME AS WRITTEN UPON
                                       THE FACE OF THIS WARRANT CERTIFICATE IN
                                       EVERY PARTICULAR, WITHOUT ALTERATION OR
                                       ENLARGEMENT OR ANY CHANGE WHATSOEVER.
                                       IF THE CERTIFICATE REPRESENTING THE
                                       SHARES OR ANY WARRANT CERTIFICATE
                                       REPRESENTING WARRANTS NOT EXERCISED IS
                                       TO BE REGISTERED IN A NAME OTHER THAN
                                       THAT IN WHICH THIS WARRANT CERTIFICATE
                                       IS REGISTERED, THE SIGNATURE OF THE
                                       HOLDER HEREOF MUST BE GUARANTEED.
SIGNATURE GUARANTEED:


------------------------------

                                      ASSIGNMENT

                  (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH
                HOLDER DESIRES TO TRANSFER THE WARRANT CERTIFICATE)

         The undersigned hereby represents that the Warrants represented hereby may be transferred as a result of:

    / / The transfer contemplated hereby is a transfer of Warrants simultaneous with the shares of Class C Stock to which they are attached, represented by PKS stock certificate no. _______. The transfer of both the Warrants represented hereby and such shares of Class C Stock are being made to the same transferee, __________________, and such transfer of Class C Stock is permitted by the Certificate of Incorporation of PKS. This transfer is therefore an Attached Transfer. (attach PKS Certificate)

    / / The transfer contemplated hereby is a transfer to the Company or designee thereof, and is therefore a Permitted Transfer.

    / / The ________ shares of Class C Stock to which such Warrants were attached, represented by PKS stock certificate no. _______, have been repurchased or redeemed by PKS (attach PKS Certificate).

    / / The ________ shares of Class C Stock to which such Warrants were attached, represented by PKS stock certificate no. _______, have been exchanged into another class of securities of PKS intended to be issued primarily to persons leaving employment of PKS (attach PKS Certificate).

    / /  The transfer is occurring after April 15, 2006.

    / /  A Change of Control has occurred.

    / / The Exercise Conditions with respect to such Warrants were met when such Warrants were held by a prior holder, and this Warrant Certificate does not contain the Attachment Legend.

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

                     -----------------------------------------
                                  NAME OF ASSIGNEE


                     -----------------------------------------
                                ADDRESS OF ASSIGNEE

this Warrant Certificate, together with all right, title and interest therein, and does irrevocably constitute and appoint _________________ attorney, to transfer the within Warrant Certificate on the books of the Warrant Agent, with full power of substitution.


------------------------------              -------------------------------
         DATED                                        SIGNATURE


                                            NOTE:  THE ABOVE SIGNATURE MUST
                                            CORRESPOND WITH THE NAME AS WRITTEN
                                            UPON THE FACE OF THIS WARRANT
                                            CERTIFICATE IN EVERY PARTICULAR,
                                            WITHOUT ALTERATION OR ENLARGEMENT
                                            OR ANY CHANGE WHATSOEVER.
---------------------------------
SOCIAL SECURITY OR OTHER TAXPAYER
IDENTIFICATION NUMBER OF ASSIGNEE



-------------------------------------
SIGNATURE GUARANTEED:

                                                                       EXHIBIT B

                               FORM OF PKS CERTIFICATE

                                                        _________________, _____



[Warrant Agent]
________________________
________________________

Attention:  ________________________________

Re: Peter Kiewit Sons', Inc. (the "Company")
    Warrants (the "Warrants")
    -----------------------------------------

Dear Sirs:

         This letter relates to ______________ Warrants, represented by Warrant Certificate No. ___, attached to PKS stock certificate no. _____ representing _______ shares of Class C Stock, which are to be exercised by _______________ ("Holder"). Pursuant to (i) the Warrant Agreement (the "Warrant Agreement") dated as of _________, 1997 between Peter Kiewit Sons', Inc. and _____________, as Warrant Agent, and (ii) the Separation Agreement, the undersigned, the Stock Registrar of PKS Holdings, Inc. ("PKS"), hereby certifies that:

    / / PKS has received irrevocable instructions from Holder to exchange PKS stock certificate no[s]. _______, representing _______ shares of Class C Stock, [respectively,] for _______ stock certificate(s), representing _______ shares of Class C Stock, [respectively,] on _________ [date], and such shares of Class C Stock shall be represented by PKS stock certificate no[s]. _______, representing _______ shares of Class C Stock [, respectively].

    / / PKS has received irrevocable instructions from Holder to transfer _______ shares of Class C Stock, represented by PKS stock certificate no. _____, to _____________ ("Transferee") on _________ [date], simultaneous with the transfer to the Transferee of the Warrants which are attached to such shares of Class C Stock. Such transfer of Class C Stock is permitted by the Restated Certificate of Incorporation of PKS.

    / / The ________ shares of Class C Stock, represented by PKS stock certificate no. _______, to which such

         Warrants were attached, have been repurchased or redeemed by PKS; PKS has no present intention to issue or sell any other Class C Stock to Holder.

    / / The ________ shares of Class C Stock to which such Warrants were attached, represented by PKS stock certificate no. _______, have been exchanged into another class of securities of PKS intended to be issued primarily to persons leaving employment of PKS.

         All capitalized terms not defined herein shall have the meanings given to them in the Warrant Agreement.


                                  Very truly yours,

                                  PKS Holdings, Inc.


                                  -----------------------------
                                  Name:
                                  Title: Stock Registrar

                                                                       EXHIBIT C

                      FORM OF PRIVATE EXERCISE PRICE CERTIFICATE


                                                        _________________, _____
[Warrant Agent]
________________________
________________________

Attention:  ________________________________

Re: Peter Kiewit Sons', Inc. (the "Company")
    Warrants (the "Warrants")
    -----------------------------------------

Dear Sirs:

         Pursuant to the Warrant Agreement dated __________, 1998 by and between the Company and ________________, as Warrant Agent, the undersigned officers of the Company hereby certify, without personal liability, that as of ____________, the last Business Day of the _____ fiscal year of the Company, the value of the terms listed below were as follows:

         Appraised Value:
         Trading Price:
         Base Price:
         Base Discount:
         Minimum Discount
         Fixed Dollar Discount:
         Exercise Price:

         All capitalized terms not defined herein shall have the meanings given to them in the Warrant Agreement. Attached hereto is a copy of the Appraisal conducted by ____________ [Investment Bank] as of ____________, the last Business Day of the _____ fiscal year of the Company.


                                       Very truly yours,

                                       Peter Kiewit Sons', Inc.

                                       -----------------------------
                                       Name:
                                       Title:


                                       -----------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT D

                      FORM OF PUBLIC EXERCISE PRICE CERTIFICATE


                                                        _________________, _____

[Warrant Agent]
________________________
________________________

Attention:  ________________________________

Re: Peter Kiewit Sons', Inc. (the "Company")
    Warrants (the "Warrants")
    -----------------------------------------
Dear Sirs:

         Pursuant to the Warrant Agreement dated __________, 1998 by and between the Company and ________________, as Warrant Agent, the Warrant Agent hereby certifies, that as of ____________, the last Business Day of the _______ [month, year], the value of the terms listed below were as follows:

         Trading Price:
         Base Price:
         Base Discount:
         Minimum Discount
         Fixed Dollar Discount:
         Exercise Price:

         All capitalized terms not defined herein shall have the meanings given to them in the Warrant Agreement.

                                       Very truly yours,

                                       Peter Kiewit Sons', Inc.

                                       -------------------------------
                                       Name:
                                       Title:




                                         D-1